SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated November 08, 2011, entitled-"SILVER FALCON MINING, INC. (SFMI) Announces its First Sale of Bullion Dore, Stock Buy-back Initiated.

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) ANNOUNCES ITS FIRST SALE OF BULLION DORE, STOCK BUY-BACK INITIATED

Murphy, Id.-11-08-2011- Silver Falcon Mining, Inc. (SFMI:OTCBB) announces that it delivered 136 ounces of BULLION DORE to its contracted refinery, Republic Metals Corporation, and has subsequently received payment, on  this first delivery.  The Company sent a portion of its bullion dore stock piled to confirm and initiate its contract with Republic.  The outlined refinery process, the professionalism, and the price structuring were very advantageous to SFMI. This initial delivery will be followed by regular shipments of stockpiled ’Bullion Dore.’

The refinery's assays on the ‘Bulllion Dore‘ delivered, closely matched SFMI’s Diamond Creek assay laboratory results, with the checked assays sent to Chris Christopherson, Inc., Kellogg, Idaho, a third-party external laboratory that verified these Company’s results.  Once verification was certified Republic Metals Corp. made payment to SFMI.

At present, the Company is using temporary facilities on site to smelt its ore concentrates and produce 'Bullion Dore' bars.  Once the secure smelting facility is completed, and equipment and personnel permanently relocated, information about inventories and other particulars will be reported in SFMI’s filings. The security and well being of our employees remains a commitment at SFMI, until then, numbers will only be presented in forthcoming required US SEC filing reports.

To date, the Company processed approximately 9,500 tonnes of tailings to produce 10 tonnes of concentrate containing gold /silver. Various modifications are being made to the mill to further improve the precious metal recoveries and reduce water consumption. Mill assays performed on through-puts and concentrates revealed that further precious metal recovery is possible. Mill engineers have taken steps to increase recovery percentages, furthering production values.

Commenting on the start of a revenue stream from the mill complex, SFMI's Chief Executive Officer, Mr. Pierre Quilliam, commented, "After 2 years of ceaseless efforts by the officers and staff of our entire operation, we are somewhat humbled and elated by the realization that a milestone has been passed in the development of our Company. Four years ago, the Company contracted to develop 172 acres of a promising Gold and Silver extraction venture and showing revenue already is a grand accomplishment. The start of revenue into our current quarter assures our shareholders that the waiting is over and that they will be able to proudly follow our Company's fiscal and upward progression in the quarterly and year- end reports to be filed with the US SEC.”

As mentioned in past communications, a 15% holdback from proceeds received will be sent to SFMI’s stockbroker for the purpose of buying back SFMI’s shares out of the open market and retiring them to treasury.   Shares bought in total aggregate will be reported in subsequent US SEC filings.

As of November 2, 2011, the Company’s shares where once again trading on the OTCBB-Over the Counter Bulletin Board market.  FINRA accepted the Company application to commence trading on the OTCBB, and SFMI would like to thank all parties who participated in getting this application approved.

Silver Falcon Mining, Inc. (SFMI:OTCBB) is a developer and explorer of mineral resource properties, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions that statements made in press release constitute forward-looking statements, and makes no guarantees of future performance; actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: November 09, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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